UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 9, 2023

Accelerate Diagnostics, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-31822	84-1072256
(Commission File Number)	(IRS Employer Identification No.)

3950 South Country Club Road, Suite 470, Tucson, Arizona	85714
(Address of principal executive offices)	(Zip Code)

(520) 365-3100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value per share	AXDX	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 9, 2023, Accelerate Diagnostics, Inc. (the “Company”) entered into the transactions described below pursuant to the previously disclosed Restructuring Support Agreement, dated April 21, 2023 (the “Restructuring Support Agreement”).

Note Exchange Agreement and Note Purchase Agreement

The Company entered into a Note Exchange Agreement (the “Note Exchange Agreement”) with certain holders of the Company’s outstanding 2.50% convertible senior notes due 2023 (the “Old Notes”). Pursuant to the Note Exchange Agreement, such holders of the Old Notes agreed to exchange $55,869,000 aggregate principal amount of the Old Notes for $56,893,266 in aggregate principal amount of 5.00% senior secured convertible notes due 2026 (the “Notes”) (inclusive of additional Notes in respect of interest accrued on the Old Notes from September 15, 2022).

The Company also entered into a Note Purchase Agreement (the “Note Purchase Agreement”), dated June 9, 2023, with certain investors named therein. Pursuant to the Note Purchase Agreement, the certain investors agreed to purchase $10,000,000 in aggregate principal amount of additional Notes from the Company.

Copies of the Note Exchange Agreement and Note Purchase Agreement are filed with this Current Report on Form 8-K as Exhibit 10.1 and 10.2, respectively, and are incorporated herein by reference, and the foregoing descriptions of the Note Exchange Agreement and Note Purchase Agreement are qualified in its entirety by reference thereto.

Indenture

The Company and U.S. Bank Trust Company National Association, as trustee and collateral agent (the “Collateral Agent”), entered into an indenture to provide for the issuance of the Notes in an aggregate principal amount of $66,893,266 million (the “Indenture”).

The Notes will mature on December 15, 2026 and will bear interest at a rate of 5% per annum, payable in kind. The Notes, including any Notes issued as a result of the payment of interest in kind, will be convertible into shares of the Company’s common stock (“Common Stock”) at an initial conversion price of approximately $0.72 per share, which reflects the initial conversion rate of 1,388.8889 shares of Common Stock per $1,000 principal amount of Notes. The initial conversion price is subject to adjustment based on the positive difference between the 31 to 90 day volume-weighted average price, subject to a cap of $0.83 per share.

The Indenture contains customary events of default, including, but not limited to, non-payment of principal or interest, breach of certain covenants in the Indenture, defaults under or failure to pay certain other indebtedness and certain events of bankruptcy, insolvency, and reorganization. If an event of default (other than certain events of bankruptcy, insolvency or reorganization involving the Company) occurs and is continuing, the Collateral Agent, by notice to the Company, or the holders of the Notes representing at least 25% in aggregate principal amount of the outstanding Notes, by notice to the Company and the Collateral Agent, may declare 100% of the principal of, and all accrued and unpaid interest on, all of the then outstanding Notes to be due and payable immediately. Upon the occurrence of certain events of bankruptcy, insolvency or reorganization involving the Company, 100% of the principal of, and all accrued and unpaid interest on, all of the then outstanding Notes will automatically become immediately due and payable.

Copies of the Indenture and Form of Note are filed with this Current Report on Form 8-K as Exhibits 4.1 and 4.2, respectively, and are incorporated herein by reference, and the foregoing descriptions of the Indenture and Form of Note are qualified in its entirety by reference thereto.

Security Agreement and IP Security Agreements

The Company and certain of its subsidiaries from time to time party thereto (the “Guarantors”), entered into a Security Agreement (the “Security Agreement”) with U.S. Bank Trust Company, National Association, a national banking association, as collateral agent. Pursuant to the Security Agreement, the Company and Guarantors granted the Collateral Agent a security interest in certain of their assets, including but not limited to certain accounts, equipment, fixtures and intellectual property, in order to secure the payment and performance of all of the Obligations, as defined in the Indenture.

In connection with the Security Agreement, the Company and Collateral Agent also entered into a Patent Security Agreement (the “Patent Security Agreement”) and a Trademark Security Agreement (the “Trademark Security Agreement and, collectively, the “IP Security Agreements”). Pursuant to the IP Security Agreements, the Company granted the Collateral Agent a security interest in the Patent Collateral and Trademark Collateral, as defined therein.

Copies of the form of Security Agreement, form of Patent Security Agreement and form of Trademark Security Agreement are filed with this Current Report on Form 8-K as Exhibit 10.3, 10.4 and 10.5, respectively, and are incorporated herein by reference, and the foregoing descriptions of the Security Agreement, Patent Security Agreement and Trademark Security Agreement are qualified in their entirety by reference thereto.

Consent and Amendment to Secured Promissory Note

The Company entered into a Consent and Amendment No. 1 (the “Consent and Amendment to Secured Promissory Note”) to the Secured Promissory Note, dated August 15, 2022 (the “Secured Note”), with the Jack W. Schuler Living Trust (the largest shareholder of the Company and an entity affiliated with Jack W. Schuler, a director of the Company, the “Trust”). In accordance with the Consent and Amendment to Secured Promissory Note, the Company repurchased the Secured Note from the Trust in an aggregate principal amount of $34,933,500, plus accrued interest, by issuing approximately 34.32 million shares of Common Stock to the Trust which were valued for such purpose at $1.06 per share in exchange for the Secured Note.

A copy of the Consent and Amendment to Secured Promissory Note is filed with this Current Report on Form 8-K as Exhibit 10.6 and is incorporated herein by reference, and the foregoing description of the Consent and Amendment to Secured Promissory Note is qualified in its entirety by reference thereto.

Securities Purchase Agreement Amendment

The Company entered into Amendment No. 1 to the Securities Purchase Agreement (the “SPA Amendment”) with the Trust amending the Securities Purchase Agreement that the Company entered into with the Trust on March 24, 2022 (the “Securities Purchase Agreement”). Pursuant to the Securities Purchase Agreement, as amended by the SPA Amendment, the Company issued approximately 4.9 million shares of Common Stock, valued at an amended purchase price of $0.82 per share, to the Trust for proceeds of $4 million.

A copy of the SPA Amendment is filed with this Current Report on Form 8-K as Exhibit 10.7 and is incorporated herein by reference, and the foregoing description of the SPA Amendment is qualified in its entirety by reference thereto.

New Securities Purchase Agreement

The Company entered into an additional Securities Purchase Agreement (the “New Securities Purchase Agreement”) with the Trust. Pursuant to the New Securities Purchase Agreement, the Trust is required, at the Company’s option, to either purchase approximately 13.9 million shares of Common Stock from the Company valued at $0.72 per share for an aggregate purchase price of $10 million or to backstop a public offering by the Company of Common Stock for aggregate proceeds of $10 million. If the Company elects to conduct a public offering of Common Stock and other investors purchase less than $10 million of Common Stock by December 15, 2023, the Trust will have the obligation to purchase $10 million of shares of Common Stock, less the amount of Common Stock purchased by other investors, and will have the right to purchase additional shares of Common Stock such that the total amount of Common Stock purchased by the Trust equals $10 million of shares of Common Stock. If the Company elects to conduct a public offering of Common Stock and other investors purchase $10 million of shares of Common Stock by December 15, 2023, the Trust shall have the right, but not the obligation, to purchase up to $10 million of shares of Common Stock at the public offering price for the backstopped offering up to a maximum aggregate purchase by the Trust of $10 million of Common Stock.

A copy of the New Securities Purchase Agreement is filed with this Current Report on Form 8-K as Exhibit 10.8 and is incorporated herein by reference, and the foregoing description of the New Securities Purchase Agreement is qualified in its entirety by reference thereto.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K regarding the Note Exchange Agreement, the Note Purchase Agreement and the Indenture is incorporated by reference into this Item 2.03 of this Current Report to the extent required.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K regarding the Note Exchange Agreement, the Note Purchase Agreement, the Consent and Amendment to Secured Promissory Note, the SPA Amendment and the New Securities Purchase Agreement are hereby incorporated into this Item 3.02 by reference. The exchange of the Old Notes and the issuance of the Notes pursuant to the Note Exchange Agreement, the sale of the Notes pursuant to the Note Purchase Agreement, the issuance of Common Stock pursuant to the SPA Amendment, and the purchase of Common Stock pursuant to the New Securities Purchase Agreement are exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) of the Securities Act.

In connection with the transactions described in this Current Report on Form 8-K and pursuant to the Restructuring Support Agreement, on June 9, 2023, the Tanya Eva Schuler Trust, the Therese Heidi Schuler Trust and the Schuler Grandchildren LLC converted their 3,954,546 shares of Series A Preferred Stock of the Company into a like number of shares of Common Stock. Such issuance of Common Stock is exempt from registration under the Securities Act pursuant to Section 3(a)(9) of the Securities Act.

Item 7.01. Regulation FD Disclosure.

In connection with the transactions described above, the Company also provided certain investors with access to certain presentation materials, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1.

This information contained in this Item 7.01 of this Current Report on Form 8-K and the presentation attached hereto as Exhibit 99.1 are being furnished to the Securities and Exchange Commission and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and such information shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01. Other Events.

In connection with the Restructuring Support Agreement, holders of no less than 99% in principal amount of the Old Notes were required to execute and participate in the Note Exchange Agreement and the Note Purchase Agreement (the “Consent Condition”). On June 9, 2023, prior to execution of the Note Exchange Agreement and Note Purchase Agreement, the Company and the Required Consenting Noteholders (as defined in the Restructuring Support Agreement) agreed to modify the Consent Condition so that holders of at least 98.7% in principal amount of the Old Notes were required to execute and participate in the Note Exchange Agreement and the Note Purchase Agreement.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
4.1	Indenture, dated June 9, 2023, between the Company and U.S. Bank Trust Company, National Association.

4.2	Form of Note (included as Exhibit A to Exhibit 4.1).

10.1	Note Exchange Agreement, date June 9, 2023, between the Company and certain investors named therein.

10.2	Note Purchase Agreement, dated June 9, 2023, between the Company and certain investors named therein.

10.3	Form of Security Agreement, dated June 9, 2023, between the Company, as issuer, subsidiaries of the Company, as guarantors, and U.S. Bank Trust Company, National Association, as Collateral Agent.

10.4	Form of Patent Security Agreement, dated June 9, 2023, by the Company, as pledgor, in favor of U.S. Bank Trust Company, National Association, as collateral agent (included as Exhibit 3 to Exhibit 10.3).

10.5	Form of Trademark Security Agreement, dated June 9, 2023, by the Company, as pledgor, in favor of U.S. Bank Trust Company, National Association, as collateral agent (included as Exhibit 4 to Exhibit 10.3).

10.6	Consent and Amendment No. 1 to Secured Promissory Note, dated June 9, 2023, between the Company and the Jack W. Schuler Living Trust.,

10.7	Amendment No. 1 to Securities Purchase Agreement, dated June 9, 2023, between the Company and the Jack W. Schuler Living Trust.

10.8	New Securities Purchase Agreement, dated June 9, 2023, between the Company and the Jack W. Schuler Living Trust.

99.1	Accelerate Diagnostics, Inc., Investor Presentation, dated May 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCELERATE DIAGNOSTICS, INC.
(Registrant)
Date: June 13, 2023
/s/ David Patience
David Patience
Chief Financial Officer